                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                (AMENDMENT NO. 1)

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): May 12, 1998 (February 27,
 1998)


                             YOUNG INNOVATIONS, INC.
             (Exact name of registrant as specified in its charter)


      Missouri                      000-23213                   43-1718931
   (State or other                 (Commission               (I.R.S. Employer
    jurisdiction of                 File Number)             Identification No.)
    incorporation)


         13705 Shoreline Court East, Earth City, Missouri            63045
             (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code: 314-344-0010

                                      NONE
          (Former name or former address, if changed since last report)

                                   BACKGROUND

This is an amendment to the Current Report on Form 8-K dated February 27, 1998 of Young Innovations, Inc. ( "Young") in which Young announced that it had acquired the assets and assumed certain liabilities of Panoramic Corporation ("Panoramic"). The purpose of this Amendment is to submit financial statements of Panoramic required by Item 7 (a) and pro forma financial information required by Item 7 (b).

Item 7 -  Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial Statements of Business Acquired

     The required financial statements of the business acquired are set forth below.

                              PANORAMIC CORPORATION

                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

                   (With Independent Auditor's Report Thereon)

Independent Auditors' Report

To the Stockholders and Directors
Panoramic Corporation:

We have audited the accompanying balance sheet of Panoramic Corporation as of December 31, 1997 and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Panoramic Corporation as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            (signed)  COOPERS & LYBRAND L.L.P.

Fort Wayne, Indiana
February 19, 1998

                            PANORAMIC CORPORATION

                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1997
             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                     ASSETS

                                                                           1997
                                                                          ------
CURRENT ASSETS
    CASH                                                                  $  375
    ACCOUNTS RECEIVABLE, TRADE, LESS ALLOWANCE
              FOR DOUBTFUL ACCOUNTS OF $37 IN 1997                         1,129
    NOTES RECEIVABLE, OTHER                                                   41
    INVENTORIES                                                              541
    PREPAID EXPENSES                                                         101
                                                                          ------

              TOTAL CURRENT ASSETS                                         2,187

PROPERTY, PLANT AND EQUIPMENT, AT COST
    EQUIPMENT LEASED TO OTHERS                                             4,544
    MACHINERY AND EQUIPMENT                                                  742
    BUILDINGS                                                                743
    OFFICE EQUIPMENT AND FIXTURES                                            410
    AUTOMOTIVE                                                                56
                                                                          ------

                                                                           6,495

              LESS ALLOWANCE FOR DEPRECIATION                              2,090
                                                                          ------

                                                                           4,405

    LAND                                                                      81
                                                                          ------

                                                                           4,486

OTHER                                                                         36
                                                                          ------

              TOTAL ASSETS                                                $6,709
                                                                          ======

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS


                                LIABILITIES                                1997
                                                                          ------
CURRENT LIABILITIES
    CURRENT MATURITIES OF LONG-TERM OBLIGATIONS                           $   13
    ACCOUNTS PAYABLE                                                         672
    ACCRUED WARRANTY                                                         155
    ACCRUED COMPENSATION AND RELATED EXPENSES                                342
    ACCRUED EXPENSES                                                         126
    CUSTOMER DEPOSITS                                                        128
    DEFERRED INCOME                                                           49
                                                                          ------

           TOTAL CURRENT LIABILITIES                                       1,485

LONG-TERM OBLIGATIONS                                                      2,209
                                                                          ------

                                                                           3,694
                                                                          ------



                              STOCKHOLDERS' EQUITY

COMMON STOCK, NO PAR VALUE,  100,000 SHARES AUTHORIZED,
    53,195 SHARES ISSUED AND OUTSTANDING                                   1,091

ADDITIONAL PAID-IN CAPITAL                                                   387

RETAINED EARNINGS                                                          1,537
                                                                          ------

           TOTAL STOCKHOLDERS' EQUITY                                      3,015
                                                                          ------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $6,709
                                                                          ======

                              PANORAMIC CORPORATION
                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                          (DOLLAR AMOUNTS IN THOUSANDS)

                                                                          1997
                                                                        --------
NET REVENUES:
    PRODUCT SALES                                                       $ 7,851
    LEASING                                                               1,840
                                                                        -------

                                                                          9,691

COST OF PRODUCT SALES AND LEASING                                         5,408
                                                                        -------

       GROSS MARGIN                                                       4,283

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                              2,660
                                                                        -------

       OPERATING INCOME                                                   1,623

OTHER INCOME (EXPENSE):
    INTEREST EXPENSE                                                       (197)
    INTEREST INCOME                                                           1
    STATE INCOME TAXES                                                      (30)
    OTHER, NET                                                               30
                                                                        -------

                                                                           (196)
                                                                        -------

       NET INCOME                                                       $ 1,427
                                                                        =======

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

                              PANORAMIC CORPORATION
                        STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




                                                                           Additional
                                                         Common Stock       Paid-in      Retained
                                                    Shares         Amount   Capital      Earnings
                                                    -------       -------  ---------     --------
December 31, 1996                                    53,740       $ 1,170  $     387     $ 1,387

Common stock repurchased                               (545)         ($79)
Stockholders' distributions ($24.01 per share)                                            (1,277)
Net income                                                                                 1,427
                                                    -------       -------  ---------     -------
December 31, 1997                                    53,195       $ 1,091  $     387     $ 1,537
                                                    =======       =======  =========     =======


The accompanying notes are an integral part of the financial statements.

                              PANORAMIC CORPORATION
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                          (DOLLAR AMOUNTS IN THOUSANDS)

                                                                          1997
                                                                        --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   NET INCOME                                                           $ 1,427
   ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
          PROVIDED BY OPERATING ACTIVITIES :
             DEPRECIATION AND AMORTIZATION                                  502
             CHANGES IN ASSETS AND LIABILITIES :
                ACCOUNTS RECEIVABLE                                        (174)
                INVENTORIES                                                  83
                PREPAID EXPENSES                                            (27)
                ACCOUNTS PAYABLE                                           (117)
                ACCRUED EXPENSES                                            132
                CUSTOMER DEPOSITS                                           (85)
                DEFERRED INCOME                                              49
                                                                        -------
   NET CASH PROVIDED BY OPERATING ACTIVITIES                              1,790
                                                                        -------
CASH FLOWS FROM INVESTING ACTIVITIES:
   ISSUANCE OF NOTES RECEIVABLE                                             (41)
   CAPITAL EXPENDITURES, NET                                             (1,324)
                                                                        -------

   NET CASH USED FOR INVESTING ACTIVITIES                                (1,365)
                                                                        -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   PAYMENTS ON LINE OF CREDIT                                            (4,010)
   BORROWINGS FROM LINE OF CREDIT                                         4,875
   PAYMENTS ON LONG-TERM OBLIGATIONS                                        (12)
   STOCKHOLDERS' DISTRIBUTIONS                                           (1,277)
   PAYMENT FOR COMMON STOCK REPURCHASED                                     (79)
                                                                        -------

   NET CASH USED FOR FINANCING ACTIVITIES                                  (503)
                                                                        -------

                NET  DECREASE IN CASH                                       (78)

CASH, BEGINNING OF YEAR                                                     453
                                                                        -------

CASH, END OF YEAR                                                       $   375
                                                                        =======

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

PANORAMIC CORPORATION
NOTES TO FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         a. NATURE OF OPERATIONS: The Company operates as a manufacturer and lessor of x-ray equipment to the dental industry primarily throughout the United States. As more fully described in Note 4, the Company currently subcontracts most assembly operations. Certain parts are purchased and manufactured for use in the equipment.

         b. INVENTORIES: Equipment held for resale is stated at cost using the specific identification method. Dental supplies held for resale and manufactured and purchased parts are stated at the lower of cost (moving average method) or market.

         c. PROPERTY, PLANT AND EQUIPMENT: Depreciation is calculated using the straight line method over the estimated useful lives of the assets as follows:
                        Equipment leased to others                  5-15 years
                        Machinery and equipment                     3-10 years
                        Buildings                                   5-30 years
                        Office equipment and fixtures                3-7 years
                        Automotive                                   4-5 years

              Accumulated depreciation on equipment leased to others at December 31, 1997 approximated $1,145. Expenditures for maintenance and repairs and minor renewals are charged to expense; betterments and major renewals are capitalized. Upon retirement or sale of assets, the cost of the disposed assets and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income.

         d. REVENUE RECOGNITION: Sales of x-ray equipment and supplies are recognized when the goods are shipped. Revenues from leasing activities are recognized as earned. The equipment leases are considered to be operating, principally week to week agreements, in which either party may terminate the lease with advance notice. The lessee also may purchase such equipment anytime during the lease. The purchase price is reduced based on credits earned from leasing.

         e. ADVERTISING EXPENSE: Advertising costs are expensed when incurred. Advertising costs included in selling, general and administrative expenses were approximately $656.

         f. PRODUCT WARRANTY: The Company warrants its products against defects in design, materials, and workmanship generally for two years. Warranty expense included in cost of product sales and leasing was approximately $200.

         g. CASH FLOW: For purposes of the statement of cash flows, cash includes currency on hand, demand deposits with financial institutions and investments with maturities of three months or less at the time of acquisition. Cash paid for interest was $193.

         h. ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         i. CONCENTRATIONS OF CREDIT RISK: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash maintained at financial institutions in amounts which at times may exceed federally insured limits. The Company does not believe it is significantly vulnerable to certain business concentrations with respect to suppliers, products, markets, or geographic areas with risk of a near-term severe impact.

         j. INCOME TAXES: The Company, with the consent of its stockholders, has elected to be taxed as an S corporation. All Company profits and losses are included in the stockholders' personal tax returns and the Company is not subject to federal or most state income taxes.

         k. STOCK OPTIONS: The Company accounts for stock options at their intrinsic value under the provisions of APBO No. 25. Accordingly, no compensation cost has been recognized for the existing stock options under the provisions of SFAS No. 123. Under APBO No. 25, because the option terms are fixed and the exercise price was assumed to approximate the market price on the date of the grant, no compensation expense was recorded.

         l. FAIR VALUE OF FINANCIAL INSTRUMENTS: Cash, receivables, inventories, other assets, accounts payable and accrued expenses are reflected in the financial statements at fair value because of the short-term duration of these instruments. The carrying value of the long-term obligations approximates fair value due to the notes bearing interest rates which are currently available to the Company for notes with similar terms and maturities.

2.       INVENTORIES:
         Inventory consists of the following:

                                                                          1997

Equipment held for resale                                             $    352
Dental supplies held for resale                                             43
Manufacturing and purchased parts                                          156
Obsolescence reserve                                                       (10)
                                                                      --------

                                                                      $    541
                                                                      ========

3.       LONG-TERM OBLIGATIONS:

         Long-term obligations consist of the following:

                                                                          1997

         Revolving line of credit                                     $  2,005

         Mortgage note due in monthly principal
         and interest payments of $2.585 through
         September 30, 2008, at FWNB's five year
         CD rate plus 3.5% (8.5% effective rate at
         December 31, 1997)                                                217
                                                                      --------

                                                                         2,222
         Less current maturities                                            13
                                                                      --------

                                                                      $  2,209
                                                                      ========

         Fort Wayne National Bank (FWNB) is considered a related party as one of its past chairmen and presidents is a member of the immediate family of an officer/stockholder of the Company. Also, a stockholder of the Company is a director of the bank.

         The Company has available a $3,500 revolving line of credit agreement (revolver). The agreement, which expires April 6, 2000, is subject to annual renewal and requires monthly interest payments at the lenders reference rate plus 1/4 percent (8.75% effective rate at December 31, 1997). The revolver is collateralized by accounts receivable, inventory, equipment and an assignment of equipment rentals. Borrowings are subject to availability based on a borrowing base calculation including eligible receivables, inventories, and certain equipment. The amount of total additional eligible borrowings available at December 31, 1997 was $1,495. The agreement also requires the assignment of $500 of life insurance on the Company president.

         The revolver contains covenants common to such agreements including requirements to maintain a minimum tangible net worth, liabilities to tangible net worth ratio, and debt service coverage ratio.

         Maturities of long-term debt during the ensuing five years approximate:

                  1998                                    $   13
                  1999                                        14
                  2000                                     2,021
                  2001                                        17
                  2002                                        18
                  Thereafter                                 139
                                                          ------
                                                          $2,222
                                                          ======

4.       RELATED PARTY AND SIGNIFICANT SUPPLIER TRANSACTIONS:

         Medical Capital Corporation (Medcap), an affiliate, provides financing services for selected purchasers of the Company's products. Sales through Medcap approximated $84.

         The Company charges Medcap an administrative fee based on the number of outstanding notes financed. Interest was also charged at the national prime rate plus 1/2 percent (9.0% effective rate at December 31, 1997). Administrative fees charged to Medcap were $15 and are included as a reduction in administrative expenses in the accompanying statement of income. Interest charged to Medcap was $65 and is included as interest income in the accompanying statement of income.

         FWNB also provides financing services for selected purchasers of the Company's products. FWNB financed on a non-recourse basis 1997 sales of approximately $3,500. The amount due from FWNB approximated $472 at December 31, 1997 and is included in accounts receivable in the accompanying balance sheet.

         The Company has a product manufacturing contract with D&N Micro Products, Inc. (D&N), whereby D&N manufactures and the Company purchases all dental x-ray machines which account for substantially all of the Company's product sales and leasing income.

         Purchases from D&N approximated $3,800. The amount owed to D&N at December 31, 1997 approximated $324 and is included in accounts payable in the accompanying balance sheets. The amount due from D&N at December 31, 1997 approximated $5 and is included in accounts receivable in the accompanying balance sheet.

         During 1997, the Company loaned $35 to Centadent, another affiliate. The note bears interest at 8.75%. The entire principal and interest balance is expected to be collected during 1998 and is included in notes receivable, other, in the accompanying balance sheet.

5.       RESEARCH AND DEVELOPMENT:

         Expenses incurred for research and development approximated $239 and are included in administrative expenses in the accompanying statement of income.

6.       401(k) PLAN:

         The Company has a defined contribution 401(k) plan covering substantially all full time employees meeting service and age requirements. Contributions to the Plan can be made by an employee through deferred compensation and through a discretionary employer contribution. Approximately $35 was charged to operations for Company contributions.

7.       CAPITAL TRANSACTIONS:

         Certain stockholders have financed their purchases of Company stock as collateral through FWNB. The Company is required to repurchase these shares in the event of a stockholder default subject to certain limitations. The total amount financed through FWNB approximated $475. The total amount outstanding at December 31, 1997 related to this contingency approximated $261.

         The Company has granted stock options to certain employees. Options are fully vested at the date of the grant. Pertinent information covering the Plan is as follows:

                                                                                       WEIGHTED
                                                                          FISCAL       AVERAGE
                                         NUMBER OF     OPTION PRICE      YEAR OF       EXERCISE
                                           SHARES       PER SHARE       EXPIRATION      PRICE
                                         -----------   ---------------  ----------     --------
OUTSTANDING & EXERCISABLE
       AT DECEMBER 31, 1996                    5,711   $133.44-$173.64                 $ 155.56
CANCELLED                                     (1,200)          $173.64                 $ 173.64
                                         -----------   ---------------                 --------
OUTSTANDING & EXERCISABLE
       AT DECEMBER 31, 1997                    4,511   $133.44-$173.64   2004-2005     $ 150.75
                                         ===========   ===============                 ========

OPTIONS OUTSTANDING & EXERCISABLE
       AT DECEMBER 31, 1997 CONSIST OF :
                                               1,826   $        133.44
                                                 918   $        150.99
                                               1,200   $        166.09
                                                 567   $        173.64
                                         -----------
                                               4,511
                                         ===========

         As of December 31, 1996, the Company had determined the value of the options to be insignificant and did not update this analysis at December 31, 1997 since the options were all exercised upon the sale of the Company as described in Note 8.

8.   SUBSEQUENT EVENTS

         On February 16, 1998, Young Innovations, Inc. ("Young") agreed to acquire the net assets of the Company for $11 million in cash and $1 million in stock.

         Prior to the sale of the Company, all the options were exercised. The difference between the cumulative exercise price of the options and the calculated value upon the sale approximated $320.




(b)  Pro Forma Financial Information

     The required pro forma financial information is set forth below.

In February, 1998, Young purchased substantially all of the assets of Panoramic. The accompanying pro forma balance sheet as of December 31, 1997 gives effect to the purchase of Panoramic by Young as if the purchase was consummated on December 31, 1997. The related pro forma statement of income combines the operations of Young and Panoramic for the year ended December 31, 1997 as if the following had occurred on January 1, 1997: (i) the acquisition of Panoramic and the incurrence of indebtedness related thereto under the assumptions set forth in the accompanying notes; and (ii) the sale of Young Common Stock and the application of the net proceeds therefrom to retire $25.2 million of borrowings. The pro forma financial information has been based upon certain assumptions and preliminary estimates which are subject to change.

The historical financial information for Panoramic has been restated in accordance with the adjustments outlined in part (b) of this Form 8-K/A in order to remove from the balance sheet those assets and liabilities which were not purchased by Young.

The unaudited pro forma financial information is not necessarily indicative of the results of operations of the combined companies as they may be in the future or as they might have been had the sale of Common Stock and the acquisition been effective January 1, 1997. The unaudited pro forma financial information should be read in conjunction with the historical financial statements and notes thereto of Young and Panoramic.

                             YOUNG INNOVATIONS, INC.
                                       AND
                              PANORAMIC CORPORATION
                        UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 1997
                        (In thousands, except share data)


                                                        AS REPORTED          PRO FORMA          PRO FORMA
                                                    YOUNG       PANORAMIC    ADJUSTMENTS         COMBINED
                                                    -------     ---------    -----------        ----------
ASSETS
CURRENT ASSETS
       Cash and cash                                $12,761     $    375           ($375)(a)    $       0
       equivalents
                                                                                 (12,761)(b)
       Trade accounts receivable, net of
       allowance
             for doubtful accounts of $80             2,774        1,129             ---            3,903
       Notes receivable, other                          ---           41             (10)(a)           31
       Inventories                                    2,239          541              27 (c)        2,807
       Other current assets                           1,316          101              (1)(a)        1,416
                                                    -------     --------     -----------        ---------
             Total current                           19,090        2,187         (13,120)           8,157
                                                    -------     --------     -----------        ---------
             assets
PROPERTY, PLANT AND EQUIPMENT                         7,441        4,486             ---           11,927
                                                    -------     --------                        ---------
MARKETABLE SECURITIES                                   100         ---              ---              100
                                                    -------                                     ---------
OTHER ASSETS                                            656           36             ---              692
                                                    -------     --------                        ---------
INTANGIBLE ASSETS                                    18,142         ---            9,624 (d)       27,766
                                                    -------                  -----------        ---------
             Total assets                           $45,429     $  6,709         ($3,496)       $  48,642
                                                    =======     ========     ===========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
       Current maturities of long-term                  ---     $     13            ($13)(b)    $       0
       debt
       Accounts payable and accrued                 $ 2,715        1,472             (20)(a)        4,167
                                                    -------     --------     -----------        ---------
       liabilities
             Total current liabilities                2,715        1,485             (33)           4,167
                                                    -------     --------     -----------        ---------
LONG-TERM DEBT                                          ---        2,209          (2,209)(b)          761
                                                                --------     -----------        ---------
                                                                                     761 (b)
NONCURRENT LIABILITIES                                  456         ---              ---              456
                                                    -------                                     ---------
DEFERRED INCOME TAXES                                 1,050         ---              ---            1,050
                                                    -------                                     ---------
STOCKHOLDERS' EQUITY :
       Common stock, voting, $.01 par
       value,
             25,000,000 shares authorized,
             6,710,296 shares issued and
             outstanding in                              67        1,091          (1,091)(e)           68
             1997
                                                                                       1 (b)
       Additional paid-in                            25,131          387            (387)(e)       26,130
       capital
                                                                                     999 (b)
       Unrealized gain on marketable
       securities,
             net of tax                                   9          ---             ---                9
       Retained earnings                             16,310        1,537          (1,537)(e)       16,310
       Common stock in treasury, at
       cost, 39,914 shares                             (309)         ---             ---             (309)
                                                    -------     --------     -----------        ---------

             Total stockholders' equity              41,208        3,015          (2,015)          42,208
                                                    -------     --------     -----------        ---------
             Total liabilities and
             stockholders' equity                   $45,429     $  6,709         ($3,496)       $  48,642
                                                    =======     ========     ===========        =========



The accompanying pro forma adjustments reflect adjustments for the following items:

(a) Reduction for cash, notes receivable, other current assets and accounts payable and accrued liabilities not acquired by Young.

(b) Initial purchase transaction to show the payment by Young of $11,000 in cash to Panoramic, the payment in cash of $2,222 by Young to eliminate Panoramic's bank debt (which required additional bank borrowings by Young) and the issuance of $1,000 (62,500 shares) of Young's common stock.

(c) Allocation of purchase price to the assigned fair value of this Panoramic asset.

(d) Recognition of the excess of the purchase price over the net assets acquired (goodwill, non-compete covenant and customer database).

(e)  Elimination of items of equity.


                             YOUNG INNOVATIONS, INC.
                                       AND
                              PANORAMIC CORPORATION
                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (in thousands, except per share amounts)

                                  Young       Panoramic
                                 for the       for the
                               Year Ended     Year Ended       Pro Forma                   Offering      Pro Forma
                             Dec. 31, 1997  Dec. 31, 1997    Adjustments      Pro Forma   Adjustments     As Adjusted
                             -------------  -------------    -----------      ---------   -----------    ------------
Net Sales                    $      24,986  $       9,691            ---      $  34,677        ---       $     34,677
Cost of Goods Sold                  10,129          5,408    $        27(a)      15,587        ---       $     15,587
                                                                      23(b)
                             -------------  -------------    -----------      ---------                  ------------
Gross Profit                        14,857          4,283            (50)        19,090        ---       $     19,090
Selling, General and
   Administrative Expenses           7,333          2,660            254(c)      10,247        ---       $     10,247
                             -------------  -------------    -----------      ---------                  ------------
Income from Operations               7,524          1,623           (304)         8,843        ---       $      8,843
Interest Expense                     1,016            197            903(d)       2,116   ($ 1,727)(f)   $        389
Other Expense (Income),
   Net                                (140)            (1)           ---           (141)       ---              ($141)
                             -------------  -------------    -----------      ---------   --------       ------------
Income before Provision
   for Income Taxes                  6,648  $       1,427         (1,207)         6,868      1,727       $      8,595
Provision for Income Taxes           2,538            ---             84(e)       2,622        660(g)    $      3,281
Net Income                   $       4,110  $       1,427        ($1,291)     $   4,246   $  1,067       $      5,313
                             =============  =============    ===========      =========   ========       ============


Earnings per Share
   (Basic)                   $        0.86                                    $    0.88                  $       0.78
                             =============                                    =========                  ============
Weighted Average
   Shares Outstanding                4,775                                        4,838                         6,773
                             =============                                    =========                  ============
Earnings per Share
   (Diluted)                 $        0.86                                    $    0.88                  $       0.78
                             =============                                    =========                  ============
Weighted Average
   Shares Outstanding                4,782                                        4,846                         6,824
                             =============                                    =========                  ============

The accompanying pro forma adjustments reflect adjustments for the following items:

(a) Increase in Cost of Goods Sold related to the acquired inventory which was adjusted to its fair value and sold during the year.

(b) Increase in expenses for installation and freight charges pertaining to rental units over the average life of five years of a rental customer.

(c) Amortization of goodwill over a period of forty years, of customer database costs over a period of five years and of a covenant not to compete over a period of two years.

(d) Elimination of Panoramic's interest expense ($197) as a result of Young's payment of Panoramic's bank debt, and the recognition of increased Young interest expense ($1,100) as a result of additional Young bank debt ($13,584 at an interest rate of 8.1%) to effect this transaction.

(e) Increase in income tax expense for the income tax effect of the Panoramic operating income to recognize its status as a "C" corporation versus its status as a "S" corporation prior to the acquisition, assuming an income tax rate of 38.2%.

The accompanying offering adjustments reflect adjustments for the following items:


(f) Reduction of interest expenses as a result of Young's initial public offering of 2,300,000 shares of its common stock and the application of the net proceeds ($25,154) to its bank debt, with remaining bank debt of $4,800 at an interest rate of 8.1%.

(g) Reduction in income tax expense as a result of the reduction in interest expenses, assuming an income tax rate of 38.2%.

-------------


Signature
-------------

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         YOUNG INNOVATIONS, INC.


Dated: May 12, 1998                       By:  /s/ Michael W. Eggleston
       -----------                          ------------------------------------
                                            Michael W. Eggleston
                                            Vice President, Treasurer,
                                            Chief Financial Officer






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